Exhibit 10.4

GUARANTY

1.    Guaranty. For value received, and to induce Advanced BioEnergy LLC, a Delaware limited liability company (the “Lender”) to extend or continue credit or other financial accommodations now or in the future to Ethanol Capital Partners, LP, a Delaware limited partnership, Ethanol Capital Partners, LP – Series R, a Delaware limited partnership, Ethanol Capital Partners, LP – Series T, a Delaware limited partnership, Ethanol Capital Partners, LP – Series V, a Delaware limited partnership, Ethanol Investment Partners, LLC, a Delaware limited liability company, and Tennessee Ethanol Partners, LP, a Delaware limited partnership (collectively, the “Borrowers”), Clean Energy Capital, LLC, a Delaware limited liability company (the “Guarantor”), hereby unconditionally guarantees payment of and promises to pay or cause to be paid to the Lender the Obligations (as hereinafter defined), whether or not the Obligations are valid and enforceable against the Borrowers, whenever the Obligations become due, whether on demand, at maturity or by reason of acceleration, or at the time any of the Borrowers shall become the subject of any bankruptcy or insolvency proceeding. As used herein, the term “Obligations” shall mean all debts, liabilities and obligations of every kind of the Borrowers to the Lender arising under or in connection with that certain Promissory Note (“Note”) and that certain Pledge Agreement (“Pledge”) both dated June 30, 2011, made by the Borrowers jointly and severally for the benefit of Lender, and all renewals, modifications, and extensions thereof, and any other documents executed or delivered in connection therewith, whether such debts, liabilities, and obligations are direct or indirect, absolute or contingent, liquidated or unliquidated, whether of the same or a different nature and whether existing now or in the future, including interest thereon and all costs, expenses and reasonable attorneys’ fees paid or incurred by the Lender at any time before or after judgment in attempting to collect any of the foregoing, to realize on any collateral securing any of the foregoing, and to enforce this Guaranty. The definition of “Obligations” also includes the amount of any payments made to the Lender or another on behalf of any Borrowers (including payments resulting from liquidation of collateral) that are recovered from the Lender by a trustee, receiver, creditor or other party pursuant to applicable Federal or state law (the “Surrendered Payments”). In the event that any Surrendered Payments are made (including pursuant to a negotiated settlement), the Surrendered Payments shall immediately be reinstated as Obligations, regardless of whether the Lender has surrendered or canceled this Guaranty prior to returning the Surrendered Payments.

2.    Consent to Lender Actions; No Discharge. The Guarantor agrees that the Lender does not have to take any steps whatsoever to realize upon any collateral securing the Obligations, or to proceed against any or all of the Borrowers or any other guarantor or surety for the Obligations either before or after proceeding against the Guarantor, and the Guarantor waives any claim of marshalling of assets against the Lender or any collateral. The Guarantor also agrees that the Lender may do or refrain from doing any of the following without the consent of the Guarantor, and without reducing or discharging the Guarantor’s liability under this Guaranty (subject to providing reasonable notice to the Guarantor): (i) renew, amend, modify, extend or release any existing or future Obligations (including making additional advances, or changing the amount, time or manner of payment of any Obligations), and make additional extensions of credit to the Borrowers (which will become additional Obligations), regardless of when such modifications or additional extensions of credit are made, and regardless of whether they are similar to or different from any other Obligations; (ii) amend, supplement and waive compliance with any of the provisions of the documents evidencing or related to any of the Obligations; (iii) settle, modify, release, compromise or subordinate any Obligation, any collateral securing any Obligation or this Guaranty, or the liability of any other party responsible for payment of any Obligation; and (iv) accept partial payments, and apply any payments and all other amounts received from the Borrowers, from liquidation of any collateral or from any other guarantor to the Obligations (or any other amounts due to the Lender) in any manner that the Lender elects. The Guarantor also expressly agrees that the Guarantor’s liability will not be reduced or discharged by the Lender’s failure or delay in perfecting (or to continue perfection of) any security interest, collateral assignment, mortgage or other lien on any collateral securing the Obligations or this Guaranty, or to protect the value or condition of any such collateral.

3.    Waivers. The Guarantor expressly waives all rights of setoff and counterclaims, as well as diligence in collection or prosecution, presentment, demand of payment or performance, protest, notice of dishonor, nonpayment or nonperformance of any Obligation. The Guarantor also expressly waives notice of acceptance of this Guaranty. The Guarantor will not enforce or exercise any right of contribution, reimbursement, recourse, or subrogation available to the Guarantor against any other guarantor unless and until all of the Obligations shall have been fully paid and discharged. The Guarantor waives and will not enforce or exercise at any time any right of contribution, reimbursement, recourse or subrogation available to the Guarantor against the Borrowers.

4.    Borrowers’ Financial Condition. The Guarantor warrants and represents to the Lender that: (i) the Guarantor is sufficiently knowledgeable and experienced in financial and business matters to evaluate and understand the risks assumed in connection with the execution of this Guaranty; (ii) the Guarantor has had the opportunity to examine the records, reports, financial statements, and other information relating to the financial condition of the Borrowers; (iii) the Guarantor has relied solely upon investigations of the Borrowers’ financial condition conducted by the Guarantor or the Guarantor’s authorized representative in deciding to execute this Guaranty; and (iv) the Guarantor, or his authorized representative, shall continue to independently review, monitor and investigate the financial condition of the Borrowers while this Guaranty is in effect. The Guarantor specifically relieves the Lender of any duty, obligation or responsibility of any nature whatsoever to advise the Guarantor of any change in the Borrowers’ financial condition.

5.    Setoff. The Guarantor hereby authorizes the Lender, without further notice to anyone, to charge any account of the Guarantor for the amount of any and all Obligations due under this Guaranty.

6.    Duration of Guaranty; Continuing Obligations. This is a continuing Guaranty and shall not be revoked by dissolution, merger, bankruptcy or insolvency of the Guarantor. This Guaranty shall remain in full force and effect with respect to the Guarantor until the Obligations are paid in full.

7.    Acceleration of Obligations; Successors; Multiple Guarantors. At such time as the Lender accelerates and declares the unpaid balance of any of the Obligations due and payable, the Guarantor’s liability hereunder to pay such Obligations shall become immediately due and payable whether or not such Obligations are then due and payable by the Borrowers or any other guarantor. This Guaranty shall inure to the benefit of the Lender, its successors and assigns and to the holder and owner of any of the Obligations, and shall be binding on the heirs, executors, administrators, successors and assigns of the Guarantor.

8.    Severability; Prior Agreements; Amendment. The invalidity of any provision of this Guaranty shall not affect the validity of any other provision. The Note, the Pledge and any other documents evidencing the Obligations contain the entire agreement of the parties regarding this matter. Any prior representations, promises or agreements (whether oral or written) which are not a part of this Guaranty or the documents described above are not enforceable. The terms of this Guaranty may not be altered, amended or waived except by another written agreement signed by the Guarantor and the Lender.

9.    Anti-Deficiency Waiver. The Guarantor hereby waives any and all defenses that may be available to the Borrowers based on any anti-deficiency statute, and the Guarantor shall be liable for any deficiency remaining after foreclosure of any mortgage, deed of trust, assignment or security interest securing any of the Obligations whether or not the liability of the Borrowers or any other obligor for such deficiency is discharged.

10.    Benefits to Guarantor. Guarantor represents and warrants to Lender that the Guarantor has and will substantially benefit from the financial accommodations made by the Lender to the Borrowers and from providing this Guaranty to the Lender in support of the Obligations.

11.    Governing Law; Jurisdiction. This Guaranty shall be governed by the internal laws of the State of Minnesota except to the extent superseded by Federal law. THE GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN HENNEPIN COUNTY, MINNESOTA AND WAIVES ANY OBJECTIONS BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS GUARANTY, THE COLLATERAL, ANY RELATED DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect the Lender’s right to serve process in any manner permitted by law, or limit the Lender’s right to bring proceedings against the Guarantor in the competent courts of any other jurisdiction or jurisdictions.

12.    Waiver of Jury Trial. THE GUARANTOR AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE NOTE, THE PLEDGE AND ALL OTHER DOCUMENTS RELATING TO THIS GUARANTY, THE OBLIGATIONS HEREUNDER OR ANY TRANSACTION ARISING HEREFROM OR CONNECTED HERETO. THE GUARANTOR AND THE LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

13.    Settlement Agreement. This Guaranty is being executed in connection with that certain Settlement Agreement dated June 30, 2011, among Guarantor, Lender and others (the “Settlement Agreement”), and the Guarantor acknowledges and agrees that no release of claims under the Settlement Agreement shall release, terminate, abrogate or otherwise impact the ongoing validity or enforceability of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

CLEAN ENERGY CAPITAL, LLC

By:	/s/ Scott Brittenham
Name:	Scott Brittenham
Its:	President

STATE OF                              )

                                                 ) ss.

COUNTY OF                         )

Before me, the undersigned authority, on this day personally appeared                                                           the                          of Clean Energy Capital, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and upon his oath acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this                  day of         , 2011.

Notary Public

(SEAL)

4